Exhibit 99(r)(1)



           GOLDMAN SACHS HEDGE FUND PARTNERS REGISTERED FUND, LLC

       GOLDMAN SACHS HEDGE FUND PARTNERS REGISTERED MASTER FUND, LLC


                              CODE OF ETHICS
                              --------------

          While affirming its confidence in the integrity and good faith of all of its officers and managers, each of Goldman Sachs Hedge Fund Partners Registered Fund, LLC (the "Feeder Fund") and Goldman Sachs Hedge Fund Partners Registered Master Fund, LLC (the "Master Fund" - each of the
Feeder Fund and the Master Fund are referred to herein as the "Fund") recognizes that the knowledge of present or future portfolio transactions and, in certain instances, the power to influence portfolio transactions which may be possessed by certain of its officers and managers could place such individuals, if they engage in personal securities transactions, in a position where their personal interest may conflict with that of the Fund. In view of the foregoing and of the provisions of Rule 17j-1(b)(1) under the Investment Company Act of 1940, as amended (the "Investment Company Act"), the Fund has adopted this Code of Ethics to specify and prohibit certain types of personal securities transactions deemed to create conflicts of interest and to establish reporting requirements and enforcement procedures.

          This Code is divided into five parts. The first part contains provisions applicable to Access Persons (as defined below) of the Fund who are also Access Persons of Goldman, Sachs & Co. ("GS&Co.") or Goldman Sachs Hedge Fund Strategies LLC (the "Adviser"); the second contains certain general provisions; the third pertains to managers who are not "interested persons" of the Adviser or the Fund; the fourth pertains to "interested managers" who are Access Persons of the Fund but not Access Persons of the Adviser; and the fifth contains record-keeping and other provisions. The Adviser imposes stringent reporting requirements and restrictions on the personal securities transactions of its Access Persons. The Fund has determined that the high standards of ethics in the area of personal investing which have been established by the Adviser may, without change, be appropriately applied by the Fund to those Access Persons of the Fund who are also Access Persons of the Adviser. Such persons may have frequent opportunities for knowledge of and, in some cases, influence over, Fund portfolio transactions. In the experience of the Fund, interested managers who are not Access Persons of the Adviser and managers who are not "interested persons" have comparatively less current knowledge and considerably less influence over specific purchases and sales of securities by the Fund. Therefore, this Code contains separate provisions applicable to such managers.

Definitions.
-----------

          As used herein, the following terms shall have the following meanings:

               (1) "Access Person" with respect to the Fund means any manager and officer of the Fund. "Access Person" with respect to GS&Co. means (because GS&Co. serves as distributor of the Feeder Fund and placement agent of the Master Fund and is primarily engaged in a business other than advising registered investment companies or other advisory clients) only those directors, officers and general partners of GS&Co. who, in the ordinary course of business, make, participate in or obtain information regarding, the purchase or sale of Covered Securities (as defined below) by the Fund, or whose functions or duties in the ordinary course of business relate to the making of any recommendations to the Fund regarding the purchase or sale of Covered Securities. "Access
                      Person" with respect to the Adviser means any director, officer, general partner or Advisory Person of the Adviser.

               (2) "Advisory Person" means: (i) any employee of the Adviser (and any director, officer, general partner or employee of any company in a control relationship to the Fund or the Adviser) who, in connection with his or her regular functions or duties, makes, participates in, or obtains information regarding, the purchase or sale of a Covered Security by the Fund, or whose functions relate to the making of any recommendations with respect to such purchases or sales; and (ii) any natural person in a control relationship to the Fund or the Adviser who obtains information concerning recommendations made on behalf of the Fund with regard to the purchase or sale of a Covered Security.

               (3) "Automatic Investment Plan" means a program in which regular periodic purchases (or withdrawals) are made automatically in (or from) investment accounts in accordance with a predetermined schedule and allocation. An Automatic Investment Plan includes a dividend reinvestment plan.

               (4) "Beneficial ownership" of a security shall be interpreted in the same manner as it would be under Rule 16a-1(a)(2) of the Securities Exchange Act of 1934, as amended ("Exchange Act"), in determining whether a person is the beneficial owner of a security for purposes of Section 16 of the Exchange
                      Act  and  the  rules  and   regulations   promulgated
                      thereunder.

               (5)    "Control"  has the same  meaning as that set forth in
                      Section  2(a)(9)  of  the  Investment   Company  Act.
                      Section 2(a)(9) generally provides that "control" means the power to exercise a controlling influence over the management or policies of a company, unless such power is solely the result of an official position with such company.

               (6) "Covered Security" has the meaning set forth in the Adviser's Code of Ethics for the Access Persons covered by that Code of Ethics. Otherwise, "Covered Security" means a security as defined in Section 2(a)
                      (36) of the Investment Company Act, except that it does not include:

                      (i) direct obligations of the Government of the United States; (ii) banker's acceptances, bank certificates of deposit, commercial paper and high quality short-term debt instruments (any instrument having a maturity at issuance of less than 366 days and that is in one of the two highest rating categories of a nationally recognized statistical rating organization), including repurchase agreements; and (iii) shares of registered open-end investment companies.

               (7) "Disinterested Manager" means a manager of the Fund who is not an "interested person" of the Fund within the meaning of Section 2(a)(19) of the Investment Company Act.

               (8) "Purchase or sale of a Covered Security" includes, among other things, the writing of an option to purchase or sell a Covered Security or any security that is exchangeable for or convertible into another security.

               (9) "Review Officer" means the officer of the Fund or the Adviser designated from time to time to receive and review reports of purchases and sales by Access Persons. The term "Alternative Review Officer" means the officer of the Fund or the Adviser designated from time to time to receive and review reports of purchases and sales by the Review Officer, and who shall act in all respects in the manner prescribed herein for the Review Officer. It is recognized that a different Review Officer and Alternative Review Officer may be designated with respect to the Fund and the Adviser.

               (10) A security is "being considered for purchase or sale" by the Fund when a recommendation to purchase or sell a security has been made and communicated and, with respect to the person making the recommendation, when such person seriously considers making such a recommendation.

               (11) A security is "held or to be acquired" if within the most recent 15 days it (i) is or has been held by the Fund, or (ii) is being or has been considered by the Adviser for purchase by the Fund, and (iii) includes any option to purchase or sell and any security convertible into or exchangeable for a security described in (i) or (ii).

I. RULES APPLICABLE TO ACCESS PERSONS OF THE FUND WHO ARE ALSO ACCESS PERSONS OF THE ADVISER

          A.   Incorporation of Adviser's Codes of Ethics.
               ------------------------------------------

               (1) The provisions of the Adviser's Code of Ethics, which is attached as Appendix A hereto, are hereby incorporated herein by reference as the Fund's Code of Ethics applicable to Access Persons of the Fund who are also Access Persons of the Adviser, except as provided in Section I-B hereof.

               (2) A violation of the Adviser's Code of Ethics shall constitute a violation of this Code.

          B.   Reports.
               -------

               (1) Access Persons of the Adviser shall file the initial holdings report, annual holdings report and quarterly transaction reports required under the Adviser's Code of Ethics with the Review Officer, and the Review Officer shall submit his or her initial holdings report, annual holdings report and quarterly transaction reports with respect to his/her personal securities holdings and transactions to the Alternative Review Officer.

               (2) With respect to Access Persons of the Adviser, to the extent provided in the Adviser's Code of Ethics, quarterly transaction reports shall be deemed made with respect to any account where that person has made provision for transmittal of daily trading information regarding the account to be delivered to the designated Review Officer for his or her review.

               (3) A report filed with the Review Officer (or, in the case of a report of the Review Officer, with the Alternative Review Officer) shall be deemed to be filed with the Fund.

II.       GENERAL

          A. Legal Requirements. Section 17(j) of the Investment Company Act provides, among other things, that it is unlawful for any affiliated person of the Fund, including interested and Disinterested Managers, among others, to engage in any act, practice or course of business in connection with the purchase or sale, directly or indirectly, by such affiliated person of any security held or to be acquired by the Fund in contravention of such rules and regulations as the Securities and Exchange Commission (the "Commission") may adopt to define and prescribe means reasonably necessary to prevent such acts, practices or courses of business as are fraudulent, deceptive or manipulative. Pursuant to Section 17(j), the Commission has adopted Rule 17j-1 which provides, among other things, that it is unlawful for any affiliated person of the Fund in connection with the purchase or sale, directly or indirectly, by such person of a Covered Security held or to be acquired by the Fund:

               (1) To employ any device, scheme or artifice to defraud the Fund;

               (2) To make any untrue statement of a material fact to the Fund or omit to state a material fact necessary in order to make the statement made to the Fund, in light of the circumstances under which they were made, not misleading;

               (3) To engage in any act, practice or course of business that operates or would operate as a fraud or deceit upon the Fund; or

               (4) To engage in any manipulative practice with respect to the Fund.

          B. Statement of Policy. It is the policy of the Fund that no Access Person shall engage in any act, practice or course of conduct that would violate the provisions of Rule 17j-1. The fundamental position of the Fund is that each Access Person shall place at all times the interests of the Fund and its shareholders first in conducting personal securities transactions. Accordingly, personal securities transactions by Access Persons of the Fund must be conducted in a manner consistent with this Code and so as to avoid any actual or potential conflict of interest or any abuse of an Access Person's position of trust and responsibility. Further, Access Persons should not take inappropriate advantage of their positions with or relationship to the Fund.

               Without limiting in any manner the fiduciary duty owed by Access Persons to the Fund or the provisions of this Code, it should be noted that the Fund considers it proper that purchases and sales be made by its Access Persons in the marketplace of securities owned by the Fund; provided, however, that such personal securities transactions comply with the spirit of, and the specific restrictions and limitations set forth in, this Code. In making personal investment decisions with respect to any security, however, extreme care must be exercised by Access Persons to ensure that the prohibitions of this Code are not violated. It bears emphasis that technical compliance with the procedures, prohibitions and limitations of this Code will not automatically insulate from scrutiny personal securities transactions which show a pattern of abuse by an Access Person of his or her fiduciary duty to the Fund.

          C.   Exempted Transactions.
               ---------------------

               The Statement of Policy set forth above shall be deemed not to be violated by and the prohibitions of Section III-A or IV-A of this Code shall not apply to:

               (1) Purchases or sales of securities effected for, or held in, any account over which the Access Person has no direct or indirect influence or control;

               (2) Purchases or sales of securities which are not eligible for purchase or sale by the Fund;

               (3)    Purchases   or  sales   of   securities   which   are
                      non-volitional on the part of either the Access Person or the Fund;

               (4) Purchases or sales of securities which are part of an Automatic Investment Plan provided that no adjustment is made by the Access Person to the rate at which securities are purchased or sold, as the case may be, under such a plan during any period in which the security is being considered for purchase or sale by the Fund;

               (5) Purchases of securities effected upon the exercise of rights issued by an issuer pro rata to all holders of a class of its securities, to the extent such rights were acquired from such issuer, and sales of such rights so acquired;

               (6) Tenders of securities pursuant to tender offers which are expressly conditioned on the tender offer's acquisition of all of the securities of the same class;

               (7) Purchases or sales of publicly-traded shares of companies that have a market capitalization in excess of $5 billion;

               (8) Chief Investment Officer ("CIO") signature approved de minimis per day purchases or sales ($50,000 or less) of publicly traded shares of companies that have a 10-day average daily trading volume of at least $1 million, subject to the following additional parameters:

                      (a) Access Persons must submit a current (same day) printout of a Yahoo Finance, Bridge or Bloomberg (or similar service) screen with the minimum 10-day average daily trading volume information indicated;

                      (b)  No  Access   Person   (together   with   related
                           accounts) may own more than 1/2 of 1% of the outstanding securities of an issuer;

                      (c) Multiple trades of up to $50,000 on different days are permitted so long as each day the trade is approved; and

                      (d) A security purchased pursuant to this exemption must be held for a minimum of 360 days prior to sale unless it appears on the Adviser's "$5 billion" Self Pre-Clearance Securities List or normal pre-clearance pursuant to Article VI of the Adviser's Code of Ethics is obtained, in which case the security must be held for at least 30 days prior to sale.

               (9) Purchases or sales of securities with respect to which neither an Access Person, nor any member of his or her immediate family as defined in Rule 16a-1(c) under the Exchange Act, has any direct or indirect influence, control or prior knowledge, which purchases or sales are effected for, or held in, a "blind account." For this purpose, a "blind account" is an account over which an investment adviser exercises full investment discretion (subject to account guidelines) and does not consult with or seek the approval of the Access Person, or any member of his or her immediate family, with respect to such purchases and sales;

               (10) Other purchases or sales which only remotely potentially the interest of the Fund because the securities transaction involves a small number of shares of an issuer with a large market capitalization and high average daily trading volume or would otherwise be very unlikely to affect a highly institutional market; and

               (11) Purchases or sales of securities previously approved by an individual appointed from time to time by the President for this purpose, which approval shall be confirmed in writing and shall be based upon a determination that such transaction did not violate the purpose or spirit of this Code.

III.      RULES APPLICABLE TO DISINTERESTED MANAGERS

          A. Prohibited Purchases and Sales. While the scope of actions which may violate the Statement of Policy set forth in
               Section II-B cannot be exactly defined, such actions would always include at least the following prohibited activities. No Disinterested Manager shall purchase or sell, directly or indirectly, any Covered Security in which he or she has, or by reason of such transaction acquires, any direct or indirect beneficial ownership if such manger, at the time of the transaction, knows or, in the ordinary course of fulfilling his official duties as a manager of the Fund, should known that, during the 15-day period immediately preceding or after the date of the contemplated transaction by the manager:

               (1) the Covered Security is being considered for purchase or sale by the Fund; or

               (2) the Covered Security is being purchased or sold by the Fund.

          B.   Reporting.
               ---------

               (1) Every Disinterested Manager shall file with the Review Officer or his or her designee a report containing the information described below in Section III-B(2) of this Code with respect to transactions in any Covered Security in which such Disinterested Manager has, or by reason of such transaction acquires or disposes of, any direct or indirect beneficial ownership, whether or not one of the exemptions listed in Section II-C applies; provided, however, that a Disinterested Manager shall not be required to file a report: (a) unless such manager, at the time of the transaction, knew or, in the ordinary course of fulfilling his official duties as a manager of the Fund, should have known that, during the 15-day period immediately preceding or after the date of the transaction by the manager: (i) such Covered Security is or was purchased or sold by the Fund; or (ii) such Covered Security was being considered for purchase or sale by the Fund or the Adviser for the Fund; or (b) with respect to transactions effected for any account over which such person does not have any direct or indirect influence or control. Notwithstanding the preceding sentence, any Disinterested Manager may, at his option, report the information described in Section III-B(2) with respect to any one or more transactions in any Covered Security in which such person has, or by reason of the transaction acquires or disposes of, any direct or indirect beneficial ownership.

               (2) Quarterly Transaction and New Account Reports. Every report shall be made not later than 30 days after the end of the calendar quarter in which the transaction to which the report related was effected, and shall contain the following information:

                      (a) The date of the transaction, the title, the interest rate and maturity date (if applicable), the class and number of shares, and the principal amount of each Covered Security involved;

                      (b) The nature of the transaction (i.e., purchase, sale or any other type of acquisition or disposition);

                      (c) The price of the Covered Security at which the transaction was effected;

                      (d) The name of the broker, dealer or bank with or through whom the transaction was effected;

                      (e)    The date that the report is submitted; and

                      (f) With respect to any account established by a Disinterested Manager in which any securities were held during the quarter for the direct or indirect benefit of the Disinterested Manager:

                             (i) The name of the broker, dealer or bank with whom the Disinterested Manager established the account;

                             (ii)   The date the account  was  established;
                                    and

                             (iii) The date that the report was submitted by the Disinterested Manager.

                      (3) Every report concerning a purchase or sale prohibited under Section III-A hereof with respect to which the reporting person relies upon one of the exemptions provided in Section II-C shall contain a brief statement of the exemption relied upon and the circumstances of the transaction.

                      (5) Any such report may contain a statement that the report shall not be construed as an admission by the person making such report that (a) he or she has any direct or indirect beneficial ownership in the Covered Security to which the report relates (a "Subject Security") or (b) he or she knew or should have known that, within the 15-day time period described in Section III-B(1) above, a Subject Security was being purchased or sold, or considered for purchase or sale, by a Fund.

IV. RULES APPLICABLE TO INTERESTED MANAGERS WHO ARE NOT ACCESS PERSONS OF THE ADVISER

          A.   Prohibited Purchases and Sales.
               ------------------------------

          While the scope of actions which may violate the Statement of Policy set forth in Section II-B cannot be exactly defined, such actions would always include at least the following prohibited activities.

               (1) No interested manager who is not an Access Person of the Adviser ("Section IV Reporting Person") shall purchase or sell, directly or indirectly, any Covered Security in which he or she has, or by reason of such transaction acquires, any direct or indirect beneficial ownership and which to his or her actual knowledge at the time of such purchase or sale the Covered Security:

                      (a) is being considered for purchase or sale by an investment company; or

                      (b) is being purchased or sold by an investment company.

               (2) No Section IV Reporting Person shall reveal to any other person (except in the normal course of his or her duties on behalf of an investment company) any information regarding securities transactions by an investment company or consideration by an investment company or the Adviser of any such securities transaction.

               (3) No Section IV Reporting Person shall engage in, or permit anyone within his or her control to engage in, any act, practice or course of conduct which would operate as a fraud or deceit upon, or constitute a manipulative practice with respect to, an investment company or any issuer of any Covered Security owned by an investment company.

          B.   Reporting.
               ---------

               (1) Every Section IV Reporting Person shall report to the Review Officer the information (a) described in
                      Section IV-B(3) of this Code with respect to transactions in any Covered Security in which such
                      Section IV Reporting Person has, or by reason of such transaction acquires or disposes of, any direct or indirect beneficial ownership in the Covered Security or (b) described in Section IV-B(4) and IV-B(5) of the Code with respect to securities holdings beneficially owned by each Section IV Reporting Person.

               (2) Notwithstanding Section IV-B(1) of this Code, Section IV Reporting Persons need not make a quarterly transaction report where the report would duplicate information contained in broker trade confirmations or account statements received by the Fund or the Adviser in the time period prescribed in Section IV-B(3).

               (3) Quarterly Transaction Reports. Unless quarterly transaction reports are deemed to have been made under Section IV-B(2) of this Code, every quarterly transaction report shall be made not later than 30 days after the end of the calendar quarter in which the transaction to which the report relates was effected, and shall contain the following information:

                      (a) The date of the transaction, the title, the interest rate and maturity date (if applicable), the class and number of shares, and the principal amount of each Covered Security involved;

                      (b) The nature of the transaction (i.e., purchase, sale or any other type of acquisition or disposition);

                      (c) The price of the Covered Security at which the transaction was effected;

                      (d) The name of the broker, dealer or bank with or through whom the transaction was effected;

                      (e)    The date that the  report was  submitted  by a
                             Section IV Reporting Person; and

                      (f)    With respect to any account established by the
                             Section IV Reporting Person in which any securities were held during the quarter for the direct or indirect benefit of the Section IV Reporting Person:

                             (i) The name of the broker, dealer or bank with whom the Section IV Reporting Person established the account;

                             (ii)   The date the account  was  established;
                                    and

                             (iii) The date that the report was submitted by the Section IV Reporting Person.

               (4) Initial Holdings Reports. No later than 10 days after becoming a Section IV Reporting Person, each Section IV Reporting Person must submit a report containing the following information (which information must be current as of a date no more than 45 days before becoming a Section IV Reporting Person):

                      (a) The title, number of shares and principal amount of each Covered Security in which the
                             Section IV Reporting Person had any direct or indirect beneficial ownership when the person became a Section IV Reporting Person;

                      (b) The name of any broker, dealer or bank with whom the Section IV Reporting Person maintained an account in which any securities were held for the direct or indirect benefit of the Section IV Reporting Person as of the date the person became a Section IV Reporting Person; and

                      (c)    The date that the report is  submitted  by the
                             Section IV Reporting Person.

               (5) Annual Holdings Reports. Between January 1st and January 30th of each calendar year, every Section IV Reporting Person shall submit the following information (which information must be current as of a date no more than 45 days before the report is submitted):

                      (a) The title, number of shares and principal amount of each Covered Security in which the
                             Section IV Reporting Person had any direct or indirect beneficial ownership;

                      (b) The name of any broker, dealer or bank with whom the Section IV Reporting Person maintains an account in which any Covered Securities are held for the direct or indirect benefit of the
                             Section IV Reporting Person; and

                      (c)    The date that the report is  submitted  by the
                             Section IV Reporting Person.

               (6) These reporting requirements shall apply whether or not one of the exemptions listed in Section II-C applies except that a Section IV Reporting Person shall not be required to make a report with respect to securities transactions effected for, and any Covered Securities held in, any account over which such Section IV Reporting Person does not have any direct or indirect influence or control. Every report concerning a securities transaction with respect to which the reporting person relies upon one of the exemptions provided in Section II-C shall contain a brief statement of the exemption relied upon and the circumstances of the transaction.

               (7) Any such report may contain a statement that the report shall not be construed as an admission by the person making such report that (a) he or she has or had any direct or indirect beneficial ownership in the Covered Security to which the report relates (a "Subject Security") or (b) he or she knew or should have known that the Subject Security was being purchased or sold, or considered for purchase or sale, by an investment company on the same day.

V.        MISCELLANEOUS

          A. Approval of Code of Ethics and Amendments to the Code of Ethics. The board of managers, including a majority of the Disinterested Managers, shall approve this Code of Ethics, and any material amendments to this Code of Ethics. Such approval must be based on a determination that the Code of Ethics contains provisions reasonably necessary to prevent Access Persons of the Fund from engaging in any conduct prohibited under this Code of Ethics and under Rule 17j-1 under the Investment Company Act.

          B. Annual Certification of Compliance. Each Access Person shall certify to the Review Officer annually on the form annexed hereto as Form A that he or she (i) has read and understands this Code of Ethics and any procedures that are adopted by the Fund related to this Code and recognizes that he or she is subject thereto, (ii) has complied with the requirements of this Code of Ethics and such procedures and (iii) has disclosed or reported all personal securities transactions and beneficial holdings in Covered Securities required to be disclosed or reported pursuant to the requirements of this Code of Ethics and any related procedures.

          C.   Review of Reports.
               -----------------

               (1) The Review Officer or his or her designee shall compare the reported personal securities transactions of each Access Person with completed and contemplated portfolio transactions of the Fund to determine whether any transactions that violate this Code may have occurred (a "Reviewable Transaction"). In the case of reports of personal securities transactions of the Review Officer, the Alternative Review Officer shall perform such comparison. Before making any determination that a violation has been committed by any Access Person, the Review Officer (or Alternative Review Officer, as the case may be) shall provide such Access Person an opportunity to supply additional explanatory material for the purposes of demonstrating that such transactions did not violate this Code.

               (2) With respect to Disinterested Managers, if the Review Officer determines that a Reviewable Transaction may have occurred, he or she shall submit the report and pertinent information concerning completed or contemplated portfolio transactions of the Fund to counsel for the Disinterested Managers. Such counsel shall determine whether a violation of this Code may have occurred, taking into account all the exemptions provided under Section II-C. Before making any determination that a violation has been committed by a Disinterested Manager, such counsel shall give the Disinterested Manager an opportunity to supply additional information regarding the transaction in question.

               (3) With respect to Access Persons who are not Disinterested Managers, if the Review Officer determines that a Reviewable Transaction may have occurred, he or she shall submit his written determination, together with the confidential quarterly report and any additional explanatory material provided by the Access Person, to the President of the Fund (or any Vice President of the Fund if the actions of the President are at issue), who shall make an independent determination of whether a violation of this Code has occurred.

          D. Board Reports. On an annual basis, the Review Officer shall prepare for the board of managers and the board of managers shall consider:

               (1) A report which describes any issues arising under this Code or any related procedures adopted by the Fund, including without limitation information about material violations of the Code and sanctions imposed in response to material violations. An Alternative Review Officer shall prepare reports with respect to compliance by the Review Officer;

               (2) A report identifying any recommended changes to existing restrictions or procedures based upon the Fund's experience under this Code, evolving industry practices and developments in applicable laws or regulations; and

               (3) A report certifying to the board of managers that the Fund has adopted procedures that are reasonably necessary to prevent Access Persons from violating this Code of Ethics.

          E.   Sanctions.
               ---------

               (1) With respect to Disinterested Managers, if counsel for the Disinterested Managers determines that a violation of the Code has occurred, counsel shall so advise the President of the Fund and a committee consisting of the Disinterested Managers, other than the Disinterested Manager whose transaction is under consideration, and shall provide the committee with the report, the record of pertinent actual or contemplated portfolio transactions of the Fund and any additional material supplied by such Disinterested Manager. The committee, at its option, shall either impose such sanction(s) as it deems appropriate or refer the matter to the board of managers, which shall impose such sanction(s) as are deemed appropriate.

               (2) With respect to Access Persons who are not Disinterested Managers, if the President (or a Vice President, as the case may be) finds that a violation of this Code has occurred, he or she shall impose such sanctions as he or she deems appropriate and shall report the violation and the sanction(s) imposed to the Board of Managers of the Fund.

               (3) Sanctions for violation of this Code include, but are not limited to, one or more of the following: removal or suspension from office, termination of employment, a letter of censure and/or restitution to the Fund of an amount equal to the advantage that the offending person gained by reason of such violation. In addition, as part of any sanction, the Access Person may be required to reverse the trade(s) at issue and forfeit any profit or absorb any loss from the trade. It is noted that violations of this Code by an Access Person may also result in criminal prosecution or civil action.

          F. Amendments to the Adviser's Code of Ethics. Any material amendment to the Code of Ethics of the Adviser shall be deemed an amendment to Section I-A of this Code and must be approved by the board of managers no later than six months after the adoption of the material change. Before approving any material amendments to the Adviser's Code of Ethics, the board must receive a certification from the Adviser that it has adopted procedures reasonably necessary to prevent Access Persons from violating the Adviser's Code of Ethics.

          G. Records. The Fund shall maintain records in the manner and to the extent set forth below, which records may be maintained on microfilm under the conditions described in Rule 31a-2(f)(1) and Rule 17j-1 under the Investment Company Act and shall be available for examination by representatives of the Commission.

               (1) A copy of this Code and any other code which is, or at any time within the past five years has been, in effect shall be preserved for a period of not less than five years in an easily accessible place;

               (2) A record of any violation of this Code and of any action taken as a result of such violation shall be preserved in an easily accessible place for a period of not less than five years following the end of the fiscal year in which the violation occurs;

               (3) A copy of each initial holdings report, annual holdings report and quarterly transaction report made by an Access Person pursuant to this Code (including any information provided under Section IV-B(2)) shall be preserved for a period of not less than five years from the end of the fiscal year in which it is made, the first two years in an easily accessible place;

               (4) A list of all persons who are, or within the past five years have been, required to make initial holdings, annual holdings or quarterly transaction reports pursuant to this Code shall be maintained in an easily accessible place;

               (5) A list of all persons, currently or within the past five years who are or were responsible for reviewing initial holdings, annual holdings or quarterly transaction reports shall be maintained in an easily accessible place; and

               (6) A copy of each report required by Section V-D of this Code must be maintained for at least five years after the end of the fiscal year in which it was made, the first two years in an easily accessible plan.

          H. Confidentiality. All reports of securities transactions, holdings reports and any other information filed with the Fund pursuant to this Code shall be treated as confidential, except that reports of securities transactions hereunder will be made available to the Commission or any other regulatory or self-regulatory organization to the extent required by law or regulation or to the extent the Fund considers necessary or advisable in cooperating with an investigation or inquiry by the Commission or any other regulatory or self-regulatory organization.

          I. Interpretation of Provisions. The board of Managers may from time to time adopt such interpretations of this Code as it deems appropriate.

          J. Exceptions to the Code. Although exceptions to the Code will rarely, if ever, be granted, a designated officer of the Fund, after consultation with the Review Officer, may make exceptions on a case by case basis, from any of the provisions of this Code upon a determination that the conduct at issue involves a negligible opportunity for abuse or otherwise merits an exception from the Code. All such exceptions must be received in writing by the person requesting the exception before becoming effective. The Review Officer shall report any exception to the board of managers of the Fund at the next regularly scheduled board meeting.

          K. Identification of Access Persons. The Review Officer shall identify all persons who are considered to be "Access Persons" and shall inform such persons of their respective duties and provide them with copies of this Code and any related procedures adopted by the Fund.

Goldman Sachs Hedge Fund Partners Registered Fund, LLC
------------------------------------------------------
Adopted June 9, 2004, as amended March 24, 2005

Goldman Sachs Hedge Fund Partners Registered Master Fund, LLC
-------------------------------------------------------------
Adopted March 24, 2005